                                                                      EXHIBIT 99

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                   EMPLOYER IDENTIFICATION NUMBER 95-4398884
                                PLAN NUMBER 002

             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 1998

                                 TOGETHER WITH
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                     INDEX

                                                                PAGE
                                                              --------
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS....................       1

FINANCIAL STATEMENTS
  Statements of Net Assets Applicable to Participants'
    Equity as of December 31, 1999 and 1998.................       2
  Statement of Changes in Net Assets Applicable to
    Participants' Equity for the Year Ended December 31,
    1999....................................................       3

NOTES TO FINANCIAL STATEMENTS...............................       4

SUPPLEMENTAL SCHEDULE:
  H--Item 4i--Schedule of Assets Held for Investment
    Purposes as of December 31, 1999........................       9

------------------------

NOTE: All other schedules are omitted since they are not applicable or are not required based on the disclosure requirements of the Employee Retirement Income Security Act of 1974 and applicable regulations issued by the Department of Labor.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Plan Administrator of
Univision Savings Tax Advantage Retirement Plan:

    We have audited the accompanying statements of net assets applicable to participants' equity of the Univision Savings Tax Advantage Retirement Plan (the "Plan") as of December 31, 1999 and 1998, and the related statement of changes in net assets applicable to participants' equity for the year ended
December 31, 1999. These financial statements and the supplemental schedule referred to below and identified in the accompanying index are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and the supplemental schedule based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets applicable to participants' equity of the Plan as of December 31, 1999 and 1998, and the changes in net assets applicable to participant's equity for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

    Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 1999 as listed in the accompanying index is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements for the year ended December 31, 1999, and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP
Roseland, New Jersey
June 1, 2000

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

STATEMENTS OF NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY
DECEMBER 31, 1999 AND 1998
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
ASSETS:
  Investments (see Note 3)..................................  $55,086,840   $35,940,884

RECEIVABLES:
  Employer contribution.....................................      117,825       114,342
                                                              -----------   -----------

NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY...............  $55,204,665   $36,055,226
                                                              ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY DECEMBER 31, 1999
EMPLOYER IDENTIFICATON NUMBER 95-4398884
PLAN NUMBER 002

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              -------------
ADDITIONS:
  Additions to net assets attributed to:
  Investment income:
      Net appreciation in fair value of investments (see
        Note 3).............................................   $ 7,639,451
      Interest and dividends................................     3,626,976
                                                               -----------
                                                                11,266,427
                                                               -----------

    Contributions:
      Participant...........................................     5,568,454
      Employer..............................................     4,066,633
                                                               -----------
                                                                 9,635,087
                                                               -----------
          Total additions...................................    20,901,514
                                                               -----------

DEDUCTIONS:
  Deductions from net assets attributed to:
    Benefits paid to participants...........................     1,752,075
                                                               -----------
          Total deductions..................................     1,752,075
                                                               -----------
          Net increase......................................    19,149,439

NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY:
  Beginning of year.........................................    36,055,226
                                                               -----------
  End of year...............................................   $55,204,665
                                                               ===========

  The accompanying notes to financial statements are an integral part of this statement.

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

1. DESCRIPTION OF THE PLAN

    The following description of the Univision Savings Tax Advantage Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

GENERAL

    The Plan, which became effective January 1, 1989, is a cash or deferred arrangement type of plan within the meaning of Section 401(k) of the Internal Revenue Code, covering all eligible employees of Univision Communications Inc. (the "Company") who have completed one year of service and are 21 years of age or over, excluding those employees covered by a collective bargaining agreement that, after good faith negotiations regarding retirement benefits, does not specifically provide for benefits under the Plan. The Plan is administered by the Company and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

CONTRIBUTIONS

    The Plan allows participants to contribute up to a maximum of 15% of their annual earnings before taxes to the Plan. Under the Tax Reform Act of 1986, individual contributions for which taxes may be deferred were limited to $10,000 in 1999 and 1998. Participants may invest, at their option, in any of sixteen mutual funds and/or one unitized stock fund (see Note 2). Discretionary matching contributions of up to a maximum of 6% of each employee's annual compensation may be made by the Company. The Company's matching contributions to the Plan were $4,066,633 for the year ended December 31, 1999.

PARTICIPANT ACCOUNTS

    Each participant's account is credited with the participant's contribution, the Company matching contribution (if it elects to make one) and an allocation based on the participant's proportional share of each individual fund's results.

VESTING

    The balance in each participant's account is fully vested at all times.

PARTICIPANT LOANS

    Participant loans may not exceed the lesser of $50,000 (subject to limitations) or 50% of the participant's account balance and are secured by the participant's account balance. Participant loans are being repaid over periods ranging from one to ten years. Interest is being charged at rates between 6% and 8%. Earnings from these loans are credited directly to the individual participants' accounts.

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1999 AND 1998 (CONTINUED)

1. DESCRIPTION OF THE PLAN (CONTINUED)
PAYMENT OF BENEFITS

    Benefits are payable upon the earlier of retirement, death, permanent disability, or termination. Participants will be paid the amounts to which they are entitled in one lump sum payment. Additionally, required minimum distributions are to begin by April 1 of the calendar year after the later of the calendar year in which the employee reaches age 70 1/2 or the calendar year in which the employee retires.

    In addition, participants may make withdrawals from their accounts for reason of financial hardship, as defined in the Plan document.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF ACCOUNTING

    The accounting records of the Plan are maintained on the accrual basis. The Plan's investments are stated at fair value. Shares of mutual funds are valued at the net asset value of shares held by the Plan at year end.

    Investment transactions are recorded on a trade date basis and gains and losses are calculated on an average cost basis. Dividends are recorded on the ex-dividend date.

INVESTMENTS

    Contributions to the Plan may be allocated by the participants among sixteen mutual funds through Fidelity Management Trust Company, the Plan's custodian and trustee, as follows-

        Fidelity Fund seeks long-term capital growth with a reasonable level of current income as a secondary objective through investment in common stocks.

        Fidelity Magellan Fund seeks long-term capital appreciation by investing in common stocks, and securities convertible to common stock, issued by U.S. companies operating domestically and/or abroad as well as foreign companies.

        Fidelity Equity Income Fund seeks reasonable income by investing for yields that exceed the yield on the securities comprising the Standard & Poor's 500 by investing at least sixty-five percent in income producing common and preferred stocks; the remainder tends to be invested in debt securities.

        Fidelity Intermediate Bond Fund seeks a high level of current income through investment in high and medium grade fixed income obligations.

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1999 AND 1998 (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        Fidelity Balanced Fund seeks as much income as possible, consistent with preservation of capital by maintaining a balance of high-yielding securities including foreign and domestic stocks and bonds.

        Fidelity Blue Chip Fund seeks growth of capital over the long-term by investing in common stocks of more well-known established companies.

        Fidelity Disciplined Equity Fund seeks long-term capital growth. It also strives to consistently outperform the Standard and Poor's 500.

        Fidelity Retirement Money Market Portfolio seeks a high current income, preservation of capital and liquidity from money market instruments.

        Janus Twenty Fund seeks as much income as possible, consistent with the preservation of capital by investing in 20 to 30 common stocks that maintain strong current financial positions and the potential for future growth.

        MAS Value Fund seeks a total return consistent with reasonable risk by investing in common stocks of companies with market capitalizations greater than $300 million.

        Neuberger & Berman Partners Trust seeks capital growth by investing in securities of established companies that are considered to be undervalued based on low price/earnings ratios, consistent cash flows, and support from asset values.

        PIMCO Cadence Capital Appreciation Fund seeks capital growth through investments in companies with capitalizations of at least $100 million.

        Fidelity OTC Portfolio seeks capital appreciation by investing at least 65% of its assets in equity securities principally traded on the over-the-counter ("OTC") market.

        Fidelity Real Estate Investment Portfolio seeks above average income and long-term capital growth consistent with reasonable risk by investing at least 65% of its assets in securities of companies in the real estate industry.

        Fidelity Low Priced Stock Fund seeks capital appreciation by investing at least 65% of its assets in equity securities that are priced at $25 per share or less.

        Fidelity Diversified International Fund seeks capital appreciation by investing in securities of companies located in at least three countries outside of the United States; most investments are made in companies of developed countries with capitalizations of $100 million or more.

    Participants may also elect to allocate their contributions through Fidelity Management Trust Company to the following unitized stock fund, which was added to the Plan on March 9, 1998-

        Univision Unitized Stock Fund seeks capital growth by investing in Univision Communications Inc. Class A Common Stock (except that the Fund may hold a small amount of cash).

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1999 AND 1998 (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Investments are carried at fair value which is based on each fund's net asset value.

ADMINISTRATIVE EXPENSES

    Administrative expenses are paid by Univision Communications Inc. These expenses amounted to $111,459 for the plan year ended December 31, 1999.

3. INVESTMENTS

    The following presents investments that represent 5 percent or more of the Plan's net assets-

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
Fidelity Magellan Fund, 115,220.128 and 96,309.008 shares,
  respectively..............................................  $15,742,526   $11,636,054

Fidelity Blue Chip Fund, 113,724.294 and 89,516.987 shares,
  respectively..............................................    6,835,967     4,510,761

Univision Unitized Stock Fund, 249,191.321 and 159,582.729
  shares, respectively......................................    6,699,520     1,556,422

Fidelity Equity Income Fund, 112,543.685 and 99,787.682
  shares, respectively......................................    6,018,836     5,543,206

Janus Twenty Fund, 52,451.750 and 15,546.805 shares,
  respectively..............................................    4,376,050       828,645

Fidelity Balanced Fund, 214,175.681 and 172,427.140 shares,
  respectively..............................................    3,289,738     2,820,908

Fidelity Fund, 64,782.768 and 53,734.678 shares,
  respectively..............................................    2,760,394     1,971,525

    During 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $7,639,451 as follows-

Mutual funds................................................  $4,126,009
Common stock................................................   3,513,442
                                                              ----------
                                                              $7,639,451
                                                              ==========

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1999 AND 1998 (CONTINUED)

4. RELATED PARTY TRANSACTIONS

    Certain Plan investments are shares of mutual funds managed by Fidelity Investments. Fidelity Management Trust Company is the custodian and trustee as defined by the Plan and therefore, these transactions qualify as party-in-interest transactions. Administrative expenses, including custodial and trustee service fees, are paid by the Company. Early redemption fees are paid by individual participants and annual fund operating expenses are paid from fund assets (see Note 2).

5. PLAN TERMINATION

    Although Univision Communications Inc. has not expressed any intent to do so, they have the right under the Plan to terminate the Plan subject to the provisions of ERISA.

6. INCOME TAX STATUS

    The Plan received a favorable determination letter dated September 22, 1999 from the Internal Revenue Service ("IRS") stating that the Plan is a qualified plan under Section 401(a) of the Internal Revenue Code (the "Code"). The Plan is subject to the Employee Retirement Income Security Act of 1974 and certain provisions of the Code.

                                                                      SCHEDULE H

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

ITEM 4i--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 1999
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

                                                             (C) DESCRIPTION OF INVESTMENT
                         (B) IDENTITY OF ISSUE,                 INCLUDING MATURITY DATE,
                           BORROWER, LESSOR,                 RATE OF INTEREST, COLLATERAL,              (D) CURRENT
(A)                         OR SIMILAR PARTY                     PAR OR MATURITY VALUE                     VALUE
---                     ------------------------  ----------------------------------------------------  -----------
                                                                                                        $15,742,526
     *                  Fidelity Management       115,220.128 units of participation in Fidelity
                          Trust Company             Magellan Fund.....................................

                                                                                                          6,835,967
     *                  Fidelity Management       113,724.294 units of participation in Fidelity Blue
                          Trust Company             Chip Fund.........................................

                                                                                                          6,699,520
     *                  Fidelity Management       249,191.321 units of participation in Univision
                          Trust Company             Unitized Stock Fund...............................

                                                                                                          6,018,836
     *                  Fidelity Management       112,543.685 units of participation in Fidelity
                          Trust Company             Equity Income Fund................................

                                                                                                          4,376,050
                        Janus Capital             52,451.750 units of participation in Janus Twenty
                                                    Fund..............................................

                                                                                                          3,289,738
     *                  Fidelity Management       214,175.681 units of participation in Fidelity
                          Trust Company             Balanced Fund.....................................

     *                  Fidelity Management       64,782.768 units of participation in Fidelity           2,760,394
                          Trust Company             Fund..............................................

                                                                                                          2,653,563
     *                  Fidelity Management       2,653,562.640 units of participation in Fidelity
                          Trust Company             Retirement Money Market Portfolio.................

                                                                                                          1,998,063
     *                  Fidelity Management       65,488.798 units of participation in Fidelity
                          Trust Company             Disciplined Equity Fund...........................

                                                                                                            687,115
     *                  Fidelity Management       70,401.136 units of participation in Fidelity
                          Trust Company             Intermediate Bond Fund............................

                                                                                                            593,448
     *                  Fidelity Management       8,731.021 units of participation in Fidelity OTC
                          Trust Company             Portfolio.........................................

                                                                                                            429,154
     *                  Fidelity Management       16,750.752 units of participation in Fidelity
                          Trust Company             Diversified International Fund....................

                                                                      SCHEDULE H

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

ITEM 4i--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (CONTINUED) AS OF DECEMBER 31, 1999
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

                                                             (C) DESCRIPTION OF INVESTMENT
                         (B) IDENTITY OF ISSUE,                 INCLUDING MATURITY DATE,
                           BORROWER, LESSOR,                 RATE OF INTEREST, COLLATERAL,              (D) CURRENT
(A)                         OR SIMILAR PARTY                     PAR OR MATURITY VALUE                     VALUE
---                     ------------------------  ----------------------------------------------------  -----------
                                                                                                            326,873
     *                  Fidelity Management       14,437.840 units of participation in Fidelity Low
                          Trust Company             Priced Stock Fund.................................
                                                                                                            319,742
                        PIMCO Advisors LP         12,856.526 units of participation in PIMCO Cadence
                                                    Capital Appreciation Fund.........................
                        Neuberger & Berman        9,785.713 units of participation of Neuberger &
                          Management                Berman Partners Trust.............................      175,947
                          Incorporated
                                                                                                            116,465
     *                  Fidelity Management       7,922.816 units of participation in Fidelity Real
                          Trust Company             Estate Investment Portfolio.......................
                        Miller, Anderson &        9,075.579 units of participation in MAS Value             109,905
                          Sherrerd, L.L.P.          Fund..............................................
                                                                                                          1,953,534
     *                  Participants' Loans       Loans to participants with maturities not to exceed
                                                    10 years at interest rates from 6% to 8%..........
                                                                                                        -----------
                                                                                                        $55,086,840
                                                  Total investments...................................
                                                                                                        ===========

------------------------

*   Party-in-interest.

The accompanying notes to the financial statements are an integral part of this schedule.

                                   SIGNATURE

    THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                          Univision Savings Tax Advantage
                                          Retirement Plan

                                                       By:  /s/ GEORGE W. BLANK
                                                            -----------------------------------------
                                                            George W. Blank
                                                            Executive Vice President
                                                            and Chief Financial Officer

Date: June 21, 2000